Exhibit 31.2

I, Valerie C. Toalson, certify that:

1.	I have reviewed this annual report on Form 10-K/A of BankAtlantic Bancorp, Inc.; and

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ Valerie C. Toalson

Valerie C. Toalson

Chief Financial Officer

Date: April 10, 2012